Exhibit 10.17

AMENDMENT TO DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC MEMBER
CONTROL AGREEMENT

                    AMENDMENT TO DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC MEMBER CONTROL AGREEMENT (this “Amendment”) dated as of April 29, 2011 by and among Dakota Plains Transport, Inc., a Nevada corporation (“DPT”), Petroleum Transport Solutions, LLC, a Minnesota Limited Liability Company (“PTS”), and Dakota Petroleum Transport Solutions, LLC, a Minnesota Limited Liability Company (the “Company”).

W I T N E S S E T H :

                    WHEREAS, DPT, PTS and the Company are parties to that certain Dakota Petroleum Transport Solutions, LLC Member Control Agreement dated as of November 9, 2009, as amended and supplemented (the “Agreement”);

                    WHEREAS, DPT and PTS constitute all of the members of the Company; and

                    WHEREAS, DPT, PTS and the Company desire to amend the Agreement as set forth herein and pursuant to Section 10.5 of the Agreement;

                    NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DPT, PTS and the Company hereby agree as follows:

                    SECTION 1     Capitalized Terms. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                    SECTION 2     Amendment to Section 1.5. Section 1.5 of the Agreement is hereby amended by deleting such Section 1.5 in its entirety and inserting in lieu thereof the following:

                    “1.5)       Purpose. The Company shall be authorized to engage in (a) the acquisition, construction and operation of a petroleum transloading facility in New Town, North Dakota (the “Transloading Facility”); and (b) any other lawful activities as the Board of Governors may determine from time to time.”

                    SECTION 3     Amendments to Section 3.2(c). Section 3.2(c) to the Agreement is hereby amended by deleting therefrom the word “another” and inserting in lieu thereof the word “any”.

                    SECTION 4     Amendment to Section 3.3(a)(v). Section 3.3(a)(v) of the Agreement is hereby amended by deleting therefrom the words “, to purchase hydrocarbons for transfer to and transloading through the Transloading Facility, and marketing such hydrocarbons to refiners and other end-users”.

                    SECTION 5     Amendment to Section 3.3(b)(iv). Section 3.3(b)(iv) of the Agreement is hereby amended by deleting therefrom the words “ to market hydrocarbons produced in North Dakota and purchased by the Company for transloading through the Transloading Facility, and marketing such hydrocarbons to refiners and other end-users”.

                    SECTION 6     New Section 3.3(b)(v). Section 3.3(b) of the Agreement is hereby amended by inserting the following at the end thereof as a new subclause (v):

                    “The Members hereby acknowledge and agree that PTS shall have sole discretion in operating the Transloading Facility, and that such discretion shall include control of the Transloading Facility, management of the accounting and bookkeeping functions in connection with the operation of the Transloading Facility and the establishment of cash flows, revenues and margins to be derived from Transloading Facility. PTS shall be obligated to use commercially reasonable efforts, in the exercise of its reasonable judgment, to maximize the profitability of the Company over the Term, it being understood that (x) such commercially reasonable efforts shall not require PTS to take any actions prohibited by this Agreement or to make any contributions or advances to the Company not required by this Agreement and (y) PTS shall not be in violation of its obligations hereunder in the exercise of its judgment in connection with any individual transaction, except as herein provided.”

                    SECTION 7     Amendment to Section 4.4. Section 4.4 of the Agreement is hereby amended by (a) deleting therefrom the words “Treasury Regulations § 1.704-1(b)(2)(f)” and inserting in lieu thereof the words “Treasury Regulations § 1.704-1(b)(iv)(2)(f)” and (b) deleting therefrom the words “Section 4.5” and inserting in lieu thereof the words “Section 4.4”.

                    SECTION 8     Amendment to Section 7.6(a). Section 7.6(a) of the Agreement is hereby amended by deleting such Section 7.6(a) in its entirety and inserting in lieu thereof the following:

                     “(a)        Business Divisions. The Company shall conduct one category of business activities: The operation of the Transloading Facility for transloading petroleum and similar products from transport trucks to rail cars, either for its own account or for third parties.”

                    SECTION 9     Amendment to Section 7.10. Section 7.10 of the Agreement is hereby amended by deleting such Section 7.10 in its entirety and inserting in lieu thereof the following:

                    “7.10)      Other Ventures. Any Member may engage in or possess any interest in any other ventures or businesses of any nature or description, independently or with others, without limitation, including ventures or businesses which may engage in business transactions with the Company provided such transactions with the Company are commercially reasonable. Neither the Company nor any other Member shall have a right by virtue of this Company to participate in any way in any such other venture or the income or profits derived therefrom. Notwithstanding the foregoing, each Member agrees that it will not (and it will not permit its Affiliates to), during the period it is a Member of the Company, and for one year thereafter, directly or indirectly, participate as owner, investor, manager or consultant in any hydrocarbon transloading facility anywhere in North Dakota, except through the Company.”

                    SECTION 10    Amendment to Section 9.1. Section 9.1 of the Agreement is hereby amended by deleting therefrom the first sentence thereof and inserting in lieu thereof the following:

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“Upon any intended transfer of a Member’s Units, the provisions of the Buy-Sell Agreement among the Members and the Company (the “Buy-Sell Agreement”) shall govern the process and the terms of disposition or transfer of such Units. No Member may transfer or assign all or any portion of such Member’s Units (other than to an Affiliate of such Member) in a transaction in which the Buy-Sell Agreement would be operative unless such Member or its Affiliate also transfers or assigns to the same transferee the same proportion of its units in DPTS Marketing LLC.”

                    SECTION 11    Amendment to Exhibit C. Exhibit C to the Agreement is hereby amended by deleting therefrom the following subsections:

“Accounting Fees

The General Accounting Fees are exclusive of the Throughput Accounting Fees and, as such, shall be paid by the Company in addition to the Throughput Accounting Fees.”

“General Accounting

Accounting fees relating to any and all other operations of the Company (“General Accounting Fees”) shall be charged at a rate equal to $0.0225 per barrel for every barrel of crude oil successfully marketed by the Company.”

                    SECTION 12    Reference to and Effect on the Agreement.

                    (a)      Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such to be deemed to be a reference to the Agreement as amended hereby.

                    (b)      Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

                    SECTION 13    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The electronic or facsimile transmission of a signed signature page, by one party to the other(s), shall constitute valid execution and acceptance of this Amendment by the signing/transmitting party. This Amendment shall become effective when each of DPT, PTS and the Company shall have received a counterpart hereof signed by the others.

                    SECTION 14    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Balance of Page Intentionally Left Blank

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

DAKOTA PLAINS TRANSPORT, INC.

By: /s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Chief Executive Officer

PETROLEUM TRANSPORT SOLUTIONS, LLC

By: /s/ Paul Nobel
Name: Paul Nobel
Title: Sr. Vice President-Finance (Land)

DAKOTA PETROLEUM
TRANSPORT SOLUTIONS, LLC

By: /s/ William A. Emison
Name: William A. Emison
Title: EVP